Hills Bancorporation
Unaudited Financial Report
March 31, 2013

Banking Locations
Hills Bank and Trust Company

Hills Office
- 131 Main Street
  319-679-2291

Coralville Office
- 1009 2nd Street
  319-351-8000

Iowa City Offices
- 201 S. Clinton Street
  319-351-3337
- 1401 S. Gilbert Street
  319-338-1277
- 2621 Muscatine Avenue
  319-338-3381
- University of Iowa
  Hospitals and Clinics
  200 Hawkins Drive
  319-358-8442
- Iowa Memorial Union
  University of Iowa
  1 N Madison Street
  319-338-4468

North Liberty Offices
- 25 Highway 965 N
  319-626-2381
- 590 West Forevergreen Rd
  319-626-2199

Cedar Rapids Offices
- 3905 Blairs Ferry Road NE
  319-294-2444
- 240 3rd Avenue SE
  319-247-5721
- 3610 Williams Blvd. SW
  319-654-9595

Lisbon Office
- 103 W. Main Street
  319-455-2951

Marion Office
- 800 11th Street
  319-377-6066

Mount Vernon Office
- 720 First Avenue SE
  319-895-4018

Kalona Office
- 120 5th Street
  319-656-2281

Wellman Office
- 229 8th Avenue
  319-646-4000

Stock Transfer and Dividend Disbursing Agent

Computershare Trust Company, N.A.
PO Box 43078
Providence, RI 02940-3078
Toll free within US and Canada +1-800-884-4225
Telephone from outside US and Canada +1-781-575-4706

April 15, 2013

To Our Shareholders:

Enclosed are Hills Bancorporation's unaudited March 31, 2013 consolidated balance sheet (with comparison to December 31, 2012) and unaudited statements of income for the three months ended March 31, 2013 and 2012.

Balance Sheet Overview

Highlights noted on the balance sheet as of March 31, 2013 for the Company included the following:

- Total assets were $2.117 billion, an increase of $17.34 million since December 31, 2012.
- Net loans were $1.712 billion, a decrease of $12.77 million since December 31, 2012.
- Total deposits were $1.676 billion, an increase of $13.60 million since December 31, 2012.
- Stockholders' equity was $225.16 million, a slight decrease of $0.04 million since December 31, 2012.

The Company achieved a return on average assets of 1.25% and a return on average equity of 11.81% for the twelve months ended March 31, 2013. Comparable returns for the twelve months ended March 31, 2012 were 1.43% and 15.04%, respectively. Dividends of $1.10 per share were paid in January 2013 to 2,199 shareholders. The 2012 dividend was $1.05 per share.

Income Statement Overview

Net income decreased $1.09 million for the three months ended March 31, 2013 compared to the three months ended March 31, 2012. Total net income was $6.81 million for the first quarter of 2013 and $7.90 million in the comparable period in 2012, a decrease of 13.80%. The change in net income in 2013 as compared to 2012 was primarily the result of the following:

- Net interest income decreased by $430,000.
- The provision for loan losses increased by $389,000.
- Other income decreased by $130,000.
- Other expenses increased by $406,000.
- Income tax expense decreased by $265,000.

For the three months ended March 31, 2013, basic and diluted earnings per share were both $1.44. For the three months ended March 31, 2012, basic and diluted earnings per share were $1.66.

The Company's net income continues to be driven primarily by four important factors. The first important factor is the interaction between changes in net interest margin and changes in average earnings assets. Net interest income of $16.78 million for first three months of 2013 was derived from the Company's $1.967 billion of average earning assets during that period and its tax-equivalent net interest margin of 3.59%. Average earning assets in the three months ended March 31, 2012 were $1.908 billion and the tax-equivalent net interest margin was 3.75%.

The second significant factor affecting the Company's net income is the provision for loan losses. The majority of the Company's interest-earning assets are in loans outstanding, which amounted to more than $1.712 billion at March 31, 2013. The provision is computed on a quarterly basis and is a result of management's determination of the quality of the loan portfolio. The provision reflects a number of factors, including the size of the loan portfolio, the overall composition of the loan portfolio and loan concentrations, the borrowers' ability to repay, past loss experience, loan collateral values, the level of impaired loans and loans past due ninety days or more. In addition, management considers the credit quality of the loans based on management's review of problem and watch loans, including loans with historically higher credit risk. The provision for loan losses was a reduction of expense of $171,000 for the three months ended March 31, 2013 compared to a reduction of expense of $560,000 for the first three months of 2012.

The amount of loans sold on the secondary market and the resulting gain or loss is the third significant factor that can cause fluctuations in net income. For the three months ended March 31, 2013 and 2012, the net gain on sale of loans was $741,000 and $705,000 respectively. The change represents a 5.11% increase in the income on the sale of secondary market loans. The volume of loans originated for sale in the first three months of 2013 was $59.08 million compared to $65.00 million in 2012.

The fourth significant factor affecting the Company's net income is income tax expense. Federal and state income tax expense was $2.99 million for the first three months of 2013 compared to $3.26 million for the first three months of 2012. Income taxes as a percentage of income before taxes were 30.51% in 2013 and 29.18% in 2012.

Classroom Cash©

Classroom technology, visiting artists and authors, literacy materials, music programs, and field trips are a few examples of unique learning opportunities supported through the Hills Bank Classroom Cash program. For every purchase made with a Hills Bank debit card, a donation is made to a community school. There is no cost to the customer; it's just a great way for us to make a difference in our community schools together. Customers can designate their school of choice and the funds are used to improve the educational experience of students. Hills Bank has made donations of over $575,000 to community schools since the program's inception in 2004.

School Spirit

Hills Bank customers can show their school spirit with a Picture Perfect debit card. Debit cards can be personalized with a customer photo or a photo from a selection of predesigned images including local school logos and colors. The service is simple and provided to customers at no cost at PicturePerfectDebitCard.com.

Ways You Can Help Increase the Value of Your Investment in Hills Bancorporation:

- Do all of your personal banking at Hills Bank. Also, encourage your family, friends and neighbors to bank at Hills Bank.
- Bring your company's banking business to Hills Bank.
- Encourage your clubs, churches and other organizations to which you belong to bank with Hills Bank.
- Actively watch for opportunities for Hills Bank to gain new business. For example, do you know someone moving to the area?

Thank you for your continued support and investment in Hills Bancorporation.

Sincerely,

Dwight O. Seegmiller
President and CEO

Hills Bancorporation
Consolidated Balance Sheets – (Unaudited)
March 31, 2013 and December 31, 2012
(Amounts In Thousands, Except Shares)

ASSETS	March 31, 2013	December 31, 2012
Cash and cash equivalents	$ 93,996	$ 63,582
Investment securities available for sale at fair value (amortized cost March 31, 2013 $221,444; December 31, 2012 $219,777)	227,049	226,182
Stock of Federal Home Loan Bank	8,057	8,062
Loans held for sale	4,345	28,256
Loans, net of allowance for loan losses (March 31, 2013 $24,620; December 31, 2012 $25,160)	1,708,139	1,697,002
Property and equipment, net	30,646	30,624
Tax credit real estate	18,839	18,745
Accrued interest receivable	8,889	7,851
Deferred income taxes, net	7,349	7,144
Other real estate	776	746
Goodwill	2,500	2,500
Prepaid FDIC insurance	2,725	2,957
Other assets	3,747	6,069
	$ 2,117,057	$ 2,099,720
LIABILITIES AND STOCKHOLDERS' EQUITY		
LIABILITIES		
Noninterest-bearing deposits	$ 235,672	$ 273,973
Interest-bearing deposits	1,440,476	1,388,571
Total deposits	$ 1,676,148	$ 1,662,544
Short-term borrowings	39,923	38,783
Federal Home Loan Bank borrowings	125,000	125,000
Accrued interest payable	1,277	1,361
Other liabilities	18,396	16,121
	$ 1,860,744	$ 1,843,809
REDEEMABLE COMMON STOCK HELD BY EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)	$ 31,158	$ 30,715
STOCKHOLDERS' EQUITY		
Common stock, no par value; authorized 10,000,000 shares; issued March 31, 2013 5,069,509 shares; December 31, 2012 5,064,383 shares	$ -	$ -
Paid in capital	41,779	42,241
Retained earnings	231,249	229,625
Accumulated other comprehensive income	3,461	3,955
Unearned ESOP Shares	(1,513)	(1,513)
Treasury stock at cost (March 31, 2013 331,824 shares; December 31, 2012 328,065 shares)	(18,663)	(18,397)
	$ 256,313	$ 255,911
Less maximum cash obligation related to ESOP shares	31,158	30,715
	$ 225,155	$ 225,196
	$ 2,117,057	$ 2,099,720

Hills Bancorporation
Consolidated Statements of Income – (Unaudited)
Three Months Ended March 31, 2013 and 2012
(Amounts In Thousands, Except Per Share Amounts)

	Three Months Ended March 31,	
Interest income:	2013	2012
Loans, including fees	$ 19,925	$ 21,395
Investment securities:		
Taxable	350	546
Nontaxable	843	850
Federal funds sold	21	16
Total interest income	$ 21,139	$ 22,807
Interest expense:		
Deposits	$ 2,965	$ 3,574
Short-term borrowings	17	34
FHLB borrowings	1,378	1,990
Total interest expense	$ 4,360	$ 5,598
Net interest income	$ 16,779	$ 17,209
Provision for loan losses	(171)	(560)
Net interest income after provision for loan losses	$ 16,950	$ 17,769
Noninterest income:		
Net gain on sale of loans	$ 741	$ 705
Trust fees	1,260	1,161
Service charges and fees	1,909	1,873
Rental revenue on tax credit real estate	319	394
Net gain on sale of other real estate owned and other repossessed assets	40	296
Other noninterest income	614	584
	$ 4,883	$ 5,013
Noninterest expenses:		
Salaries and employee benefits	$ 5,963	$ 5,819
Occupancy	942	844
Furniture and equipment	1,281	1,111
Office supplies and postage	382	379
Advertising and business development	620	436
Outside services	1,800	1,702
Rental expenses on tax credit real estate	344	655
FDIC insurance assessment	261	268
Other noninterest expense	440	413
	$ 12,033	$ 11,627
Income before income taxes	$ 9,800	$ 11,155
Income taxes	2,990	3,255
Net income	$ 6,810	$ 7,900
Earnings per share:		
Basic	$ 1.44	$ 1.66
Diluted	1.44	1.66